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                                                                    Exhibit 23.1

                                  SCHEDULE II

                IDEC PHARMACEUTICALS CORPORATION AND SUBSIDIARY

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                 Years Ended December 31, 1999, 19987 and 1997

                                                      Additions
                                               -----------------------
                                           Balance     Charged to    Charged to                      Balance
                                          beginning     costs and       other                        at End
Description                                of year      expenses      accounts      Deductions       of Year
-----------                               ---------    ----------    ----------     ----------       -------
Year ended December 31, 1999
    Inventory reserve                       1,854           725                       (1,997)            582
    Allowance for contract revenue
       receivables                        $   775        $  240           $--        $  (723)        $   292
                                          -------        ------        ------        -------         -------
                                          $ 2,629        $  965           $          $(2,720)        $   874
                                          =======        ======        ======        =======         =======

Year ended December 31, 1998
    Inventory reserve                     $ 2,082        $3,402           $--        $(3,630)        $ 1,854
    Allowance for contract revenue
       receivables                             51           724            --             --             775
                                          -------        ------        ------        -------         -------
                                          $ 2,133        $4,126           $--        $(3,630)        $ 2,629
                                          =======        ======        ======        =======         =======

Year ended December 31, 1997
    Inventory reserve                         $--        $2,082           $--            $--         $ 2,082
    Allowance for contract revenue
       receivables                          1,681            --            --         (1,630)             51
                                          -------        ------        ------        -------         -------
                                          $ 1,681        $2,082           $--        $(1,630)        $ 2,133
                                          =======        ======        ======        =======         =======
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